UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 2, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 and 9 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 2, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into an Assignment and Amendment Agreement (the “Amendment Agreement”) with Gavilon, LLC (“Gavilon”) and Gavilon Global Ag Holdings, LLC (“Gavilon Global”) relating to the following agreements between the Company and Gavilon:  Corn Supply Agreement (“Corn Supply Agreement”), an Ethanol and Distiller’s Grains Marketing Agreement (“Marketing Agreement”), and a Master Netting, Setoff, Credit and Security Agreement (“Netting Agreement”), each dated September 1, 2011 (collectively, the “Existing Agreements”).  Summaries of the Existing Agreements were reported in the Company’s Current Report on Form 8-K filed on August 30, 2011, and the Existing Agreements were attached as exhibits to the Company’s Annual Report on Form 10-K for the period ended October 31, 2011 filed on January 30, 2012.

Concurrently with the execution of the Amendment Agreement, the Company and Gavilon Global entered into that certain Risk Management Services Agreement dated July 2, 2013 (“Risk Management Agreement”) that is described below.

The Amendment Agreement amended the Corn Supply Agreement to extend the initial term of the Corn Supply Agreement to October 31, 2013, eliminate provisions under the Corn Supply Agreement giving the Company the right to make certain limited corn sales, and suspend the risk management provisions of the Corn Supply Agreement, during the term of the Risk Management Agreement.  Further, for purposes of corn origination and payment under the Corn Supply Agreement, the parties to the Amendment Agreement agreed that Gavilon Global’s form of corn purchase contract will be used at all times and payment under such contracts will be made directly by Gavilon Global to the applicable growers.

The Amendment Agreement amended the Marketing Agreement to suspend during the term of the Risk Management Agreement provisions with respect to the handling of certain favorable bid or price quotes for the ethanol and co-products marketed through the Marketing Agreement and provisions relating to forward market services.

The Amendment Agreement amended the Netting Agreement so that the Netting Statements (as defined therein), and the payments due thereunder, will include fees and other amounts owed under the Risk Management Agreement. The Netting Agreement was also amended to grant Gavilon Global the right to appoint one observer to the Company’s Board of Governors only (and not to any risk management or other committee of the Board).  The Amendment Agreement also confirmed the current threshold amounts applicable to the parties to the Netting Agreement, which threshold amounts determine whether the Company is required to deliver cash or certain letters of credit to Gavilon to cover its exposure under the Netting Agreement, and reduced the number of days to change the threshold amounts from 60 days to 10 days.

The foregoing summary of the Amendment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2013.

ITEM 8.01            OTHER EVENTS.

Pursuant to the Risk Management Agreement, Gavilon Global was engaged to provide the Company with risk management strategy and transaction services.  The Company granted Gavilon Global exclusive authority to enter into risk management transactions, such as hedging, purchase and sale transactions, on behalf of the Company relating to corn, ethanol and co-products within established parameters under the Risk Management Agreement.  In connection with the Risk Management Agreement, the Company must maintain a Risk Management Committee to provide certain risk management transaction approvals to Gavilon Global that are outside the established parameters.  The Company will pay Gavilon Global a monthly fee for its services during the term.  The term of the Risk Management Agreement expires on October 31, 2013, subject to earlier termination by the parties for uncured default of the Risk Management Agreement or if the party has the right to terminate any of the Existing Agreements, and for certain bankruptcy and insolvency events.

The Company entered into the Risk Management Agreement under and pursuant to its affirmative covenants the Sixth Amended and Restated Master Loan Agreement entered into with AgStar Financial Services, PCA on May 17, 2013, which was summarized in the Company’s Current Report on Form 8-K dated May 17, 2013 and filed on May 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: July 9, 2013